Exhibit 2.2

JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”) is made and entered into as of this 3rd day of January, 2013, by and among GETCO Holding Company, LLC (“GETCO”), a Delaware limited liability company GA-GTCO, LLC, a Delaware limited liability company (“GA-GTCO”); Knight Capital Group, Inc., a Delaware corporation (“Knight”); Knight Holdco, Inc., a newly formed Delaware corporation and wholly owned subsidiary of Knight (“Holdco”); Knight Acquisition Corporation, a newly formed Delaware corporation and wholly owned subsidiary of Holdco (“Merger Sub A”); GETCO Acquisition, LLC, a newly formed Delaware limited liability company and wholly owned subsidiary of Holdco (“Merger Sub B”); and GA-GTCO Acquisition, LLC, a newly formed Delaware limited liability company and wholly owned subsidiary of Holdco (“Merger Sub C”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement and Plan of Merger, dated as of December 19, 2012, by and among GETCO, GA-GTCO and Knight (as it may be further amended from time to time, the “Merger Agreement”).

WHEREAS, each of Holdco, Merger Sub A, Merger Sub B and Merger Sub C were formed on December 26, 2012 for the purpose of serving as the “Company,” “Merger Sub A,” “Merger Sub B” and “Merger Sub C” (as such terms are defined in and contemplated by the Merger Agreement), respectively;

WHEREAS, pursuant to the Merger Agreement and subject to the terms and conditions thereof, at the Effective Time, Merger Sub A shall merge with and into Knight, Merger Sub B shall merge with and into GETCO and GA-GTCO shall merge with and into Merger Sub C (collectively, the “Mergers”), with each of Knight, GETCO and Merger Sub C surviving its respective Merger as a wholly owned subsidiary of Holdco; and

WHEREAS, Section 4.28 of the Merger Agreement requires that Knight cause each of Holdco, Merger Sub A, Merger Sub B and Merger Sub C to become a party to the Merger Agreement.

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained in the Merger Agreement, the parties hereto agree as follows:

1. Joinder. By virtue of the execution of this Agreement by Holdco, Merger Sub A, Merger Sub B, Merger Sub C, GETCO, GA-GTCO and Knight, each of Holdco, Merger Sub A, Merger Sub B and Merger Sub C shall adopt and become a party to the Merger Agreement effective as of the date of this Agreement, without any further action required on the part of any Person. Each of Holdco, Merger Sub A, Merger Sub B and Merger Sub C agrees to be bound by the terms, conditions and other provisions of the Merger Agreement applicable to it, with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named therein, except as otherwise expressly set forth in the Merger Agreement. Each of Holdco, Merger Sub A, Merger Sub B and Merger Sub C acknowledges and agrees that pursuant to the terms and provisions of the Merger Agreement and subject to the satisfaction or waiver of the conditions thereof, the Mergers shall be consummated, with each of Knight, GETCO and Merger Sub C surviving its respective Merger as a wholly owned subsidiary of Holdco.

2. Miscellaneous. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws principles thereof. This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which executed counterparts and any photocopies and facsimile copies thereof shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

KNIGHT HOLDCO, INC.

By:	/s/ Leonard J. Amoruso
Name:	Leonard J. Amoruso
Title:	Chief Executive Officer

KNIGHT ACQUISITION CORPORATION

By:	/s/ Leonard J. Amoruso
Name:	Leonard J. Amoruso
Title:	Director and Chief Executive Officer

GETCO ACQUISITION, LLC

By:	/s/ Leonard J. Amoruso
Name:	Leonard J. Amoruso
Title:	Chairman and CEO

GA-GTCO ACQUISITION, LLC

By:	/s/ Leonard J. Amoruso
Name:	Leonard J. Amoruso
Title:	Chairman and CEO

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Leonard J. Amoruso
Name:	Leonard J. Amoruso
Title:	EVP & General Counsel

GETCO HOLDING COMPANY, LLC

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	General Counsel

GA-GTCO, LLC

By:	/s/ Rene M. Kern
Name:	Rene M. Kern
Title:	Managing Director

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